UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 3, 2016

Date of Earliest Event Reported: January 28, 2016

VERTEX ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-11476	94-3439569
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1331 Gemini Street

Suite 250

Houston, Texas 77058

(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (866) 660-8156

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Purchase and Sale Agreement, Churchill County, Nevada Plant

On January 28, 2016, Vertex Energy, Inc. (the “Company”, “we”, “us” or “Vertex”) entered into an Asset Purchase Agreement (the “Sale Agreement”) with Vertex Energy Operating, LLC, our wholly-owned subsidiary (“Vertex Operating”) and its wholly-owned subsidiary, Vertex Refining NV, LLC (“Vertex Refining NV”), Bango Oil, LLC (“Bango Oil”)(provided that Bango Oil did not become a party to the agreement until we exercised the Purchase Option, described below) and Safety-Kleen Systems, Inc. (“Safety-Kleen”).

Pursuant to the Sale Agreement, which closed on January 29, 2016, we (through Bango Oil after we acquired Bango Oil as described below pursuant to our exercise of the Purchase Option) sold Safety-Kleen the used oil re-refining plant located on approximately 40 acres in Churchill County, Nevada (the “Bango Plant”), which we previously rented, and all equipment, tools and other tangible personal property located at the Bango Plant, which relate to or are used in connection with the operations of the Bango Plant (collectively, the “Bango Assets”). Safety-Kleen assumed certain liabilities associated with contracts assumed in the purchase and related to bringing the Bango Plant back into operational status. The aggregate purchase price for the Bango Assets was $35 million, subject to adjustment as described in the Sale Agreement for certain taxes, costs and expenses incurred by Safety-Kleen after closing. A total of $1.3 million of the purchase price was used by us in order to exercise the options we had pursuant to two Lease and Purchase Agreements (the “Equipment Leases”) we were party to, which provided for the use of a rail facility and related equipment and a pre-fabricated metal building located at the Fallon, Nevada, facility, and which provided us (through Vertex Refining NV) the right to acquire the applicable property/equipment subject to each Equipment Lease at any time prior to the expiration of the leases for $914,000 and $400,000, respectively. Additionally, $100,000 of the purchase price was retained by Safety-Kleen to acquire certain water rights necessary for operation of the Bango Plant. Finally, a required closing condition of the Sale Agreement was that we use a portion of the purchase price to exercise the purchase option set forth in that certain Lease With Option For Membership Interest Purchase (the “Bango Lease”) entered into on April 30, 2015, by and between us, Vertex Refining NV and Bango Oil, whereby, we had the option at any time during the term of the lease to purchase all of the equity interests of Bango Oil (the “Purchase Option”), effectively acquiring ownership of the Bango Plant. The Purchase Option was exercised by us on January 29, 2016 in connection with the closing of the Sale Agreement, at which time Bango Oil became a wholly-owned subsidiary of Vertex Refining NV, and we paid approximately $9 million of consideration to Bango Oil in connection with the Purchase Option as described in greater detail below under “Membership Interest Purchase Agreement”. The terms of the Bango Lease and Equipment Leases are described in greater detail in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on May 5, 2015. Additionally, an aggregate of $16 million of the purchase price paid by Safety-Kleen in connection with the Sale Agreement was required to be paid by us to our senior lender, Goldman Sachs Bank USA, at closing, which amount was paid at closing, and which funds were used to pay down amounts owed to Goldman Sachs Bank USA under our Credit Agreement, as described in greater detail below under “Amended and Restated Credit and Guaranty Agreement”.

Additionally, at the closing, we placed $1.5 million in cash and $1 million worth of our common stock (1,101,928 shares) into escrow with 50% of the shares to be released 12 months following the closing and such cash and the remainder of the shares held in escrow to be released 18 months after the closing, in order to satisfy any indemnification claims made by Safety-Kleen pursuant to the terms of the Sale Agreement. On June 30 and December 31 of each year that any of our shares of common stock are in escrow, in the event the value of the shares held in escrow is less than $1 million, based on the then market price of our common stock, we are required to increase the number of shares of common stock held in escrow to total $1 million in aggregate value.

The Sale Agreement includes standard indemnification obligations of the parties, subject to certain caps on indemnification and deductibles. The closing of the transactions contemplated by the Sale Agreement was subject to usual and customary closing conditions, including requiring that we and Safety-Kleen enter into a Swap Agreement and Base Oil Agreement (each as described in greater detail below), all of which were satisfied prior to or at closing.

The Sale Agreement includes a provision preventing us from directly or indirectly, hiring or soliciting any person who is or was employed in the operations conducted at the Bango Plant for a period of five (5) years after the closing, except pursuant to a general solicitation which is not directed specifically to any such employees; provided, that nothing prohibits the Company from hiring (i) any employee whose employment has been terminated by Safety-Kleen or (ii) after 180 days from the date of termination of employment, any employee whose employment has been terminated by the employee.

Houlihan Lokey acted as exclusive financial advisor to the Company in connection with the transaction.

The Company received net cash of approximately $17.3 million in connection with the transactions contemplated by the Sale Agreement, after deducting legal, administrative and banker fees; amounts paid in connection with the exercise of the Purchase Option; cash amounts set aside in escrow; and the purchase price of the equipment related to the Bango Plant as described above, of which $16 million was immediately paid to the Lender (defined below) to pay down amounts owed under the Credit Agreement (as defined below).

Swap Agreement and Base Oil Agreement

A required condition to closing the transactions contemplated by the Sale Agreement was that we (through Vertex Operating) and Safety-Kleen enter into a Swap Agreement (the “Swap Agreement”), which was entered into on January 29, 2016. The Swap Agreement has a term of five years, beginning when the Bango Plant is operational, and automatically renews for additional one year terms thereafter unless either party provides the other 90 days prior written notice of their intention not to renew prior to any automatic extension. Pursuant to the Swap Agreement, we and Safety-Kleen agreed to swap certain quantities of used oil feedstock (the agreement includes monthly maximums, quarterly minimums and maximums, and annual maximums of used oil feedstock volume required to be ‘swapped’) between the Bango Plant (which will then be owned and operated by Safety-Kleen) and our Marrero, Louisiana plant and/or the Cedar Marine Terminal in Baytown, Texas, on a monthly, quarterly and annual basis, with any shortfall in the amount of used oil feedstock ‘swapped’ on a quarterly basis, being paid for in cash based on a discount to U.S. Platts mid-range per gallon rate for Gulf Coast No. 6, 3% oil (the “Platts”). The Swap Agreement can be terminated with 30 days prior written notice in the event either party fails to meet the specifications for oil feedstock set forth in the agreement, a party fails to deliver the required minimum quarterly volumes of oil feedstock during any three consecutive quarters, or a party materially breaches a term of the agreement.

Additionally, we (through Vertex Operating) and Safety-Kleen also entered into a Base Oil Agreement in connection with, and as a required condition of, the closing (the “Base Oil Agreement”). The Base Oil Agreement provides for us to purchase from Safety-Kleen, and Safety-Kleen to sell to us, certain required quantities of base oils and other finished lubricants described in greater detail in the Base Oil Agreement (the “Base Oil”)(the agreement contains quarterly and annual maximum volumes of Base Oil to be acquired by us). The agreement has a term of five years and automatically renews for additional one year terms thereafter unless either party provides the other 90 days prior written notice of their intention not to renew prior to any automatic extension.

Membership Interest Purchase Agreement

Pursuant to a Membership Interest Purchase Agreement entered into in connection with the closing of the Sale Agreement, by and among Vertex Refining NV, as buyer, Fox Encore 05 LLC, the sole owner of Bango Oil, as seller (“Fox Encore”), and certain other parties, Vertex Refining NV acquired 100% of Bango Oil pursuant to the Purchase Option described above under “Purchase and Sale Agreement, Churchill County, Nevada Plant”. The purchase price payable by Vertex Refining NV to Fox Encore was approximately $9 million, which funds were paid with proceeds received pursuant to the Sale Agreement. The Membership Interest Purchase Agreement contains standard and customary representations of the parties and indemnification rights, subject in each case to a $3 million cap on aggregate indemnification. Upon the closing of the Membership Interest Purchase Agreement, we effectively obtained ownership of the Bango Plant, which we then sold to Safety-Kleen, and Bango Oil became a wholly-owned subsidiary of Vertex Refining NV.

Subscription Agreement

On January 29, 2016, separate from and subsequent to the closing of the transactions contemplated by the Membership Interest Purchase Agreement, Fox Encore entered into a Subscription Agreement with the Company whereby Fox Encore subscribed for and purchased 44,000 shares of newly-designated Series C Preferred Stock (as described below) in consideration for $4 million. The 44,000 shares of Series C Preferred Stock are convertible into 4,400,000 shares of the Company’s common stock subject to the terms of a Certificate of Designation of the Series C Preferred Stock (see terms of the Series C Preferred Stock described in greater detail below).

1

Series C Preferred Stock

The Series C Preferred Stock does not accrue a dividend, but has participation rights on an as-converted basis, to any dividends paid on the Company’s common stock (other than dividends paid solely in common stock). Each Series C Preferred Stock share has a $100 face value, and a liquidation preference (in the amount of $100 per share) which is junior to the Company’s previously outstanding shares of preferred stock, senior credit facilities and other debt holders as provided in further detail in the designation, but senior to the common stock. The Series C Preferred Stock is convertible into shares of the Company’s common stock at the holder’s option at any time at $1.00 per share (initially a 100:1 basis (subject to adjustments for stock splits and recapitalizations)). The Series C Preferred Stock votes together with the common stock on an as-converted basis, provided that each holder’s voting rights are subject to and limited by the Beneficial Ownership Limitation described below and provided further that notwithstanding any of the foregoing, solely for purposes of determining the Voting Rights, the Voting Rights accorded to such Series C Convertible Preferred Stock will be determined as if converted at $1.05 per share (the market value of the common stock as of the close of trading on the day prior to the original issuance date of the Series C Preferred Stock), and subject to equitable adjustment as discussed in the designation. There are no redemption rights associated with the Series C Preferred Stock. The Series C Preferred Stock contains a provision prohibiting the conversion of the Series C Preferred Stock into common stock of the Company, if upon such conversion or exercise, as applicable, the holder thereof would beneficially own more than 4.999% of the Company’s then outstanding common stock (the “Beneficial Ownership Limitation”). The Beneficial Ownership Limitation may be increased up and down on a per holder basis, with 61 days prior written notice from any holder, provided the Beneficial Ownership Limitation may never be higher than 9.999%. So long as any shares of Series C Preferred Stock are outstanding, we are prohibited from undertaking any of the following without first obtaining the approval of the holders of a majority of the outstanding shares of Series C Preferred Stock: (a) increasing or decreasing (other than by redemption or conversion) the total number of authorized shares of Series C Preferred Stock; (b) re-issuing any shares of Series C Preferred Stock converted; (c) creating, or authorizing the creation of, or issuing or obligating the Company to issue shares of, any class or series of capital stock unless the same ranks junior to (and not pari passu with) the Series C Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Company, or increasing the authorized number of shares of any additional class or series of capital stock unless the same ranks junior to (and not pari passu with) the Series C Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Company; (d) effecting an exchange, reclassification, or cancellation of all or a part of the Series C Preferred Stock (except pursuant to the terms of the designation); (e) effecting an exchange, or creating a right of exchange, of all or part of the shares of another class of shares into shares of Series C Preferred Stock (except pursuant to the terms of the designation); (f) issuing any shares of Series C Preferred Stock other than pursuant to the Subscription Agreement; (g) altering or changing the rights, preferences or privileges of the shares of Series C Preferred Stock so as to affect adversely the shares of such series; or (h) amending or waiving any provision of the Company’s Articles of Incorporation or Bylaws relative to the Series C Preferred Stock so as to affect adversely the shares of Series C Preferred Stock in any material respect as compared to holders of other series of shares.

$5.15 Million Promissory Note

On January 29, 2016, following the closing of, and separate from the transactions contemplated by the, Membership Interest Purchase Agreement, Vertex Refining OH, LLC (“Vertex OH), our wholly-owned subsidiary, borrowed $5.15 million from Fox Encore and provided a Promissory Note to Fox Encore to reflect such borrowed funds (the “Fox Note”). The Fox Note bears interest at 10% percent per annum (15% upon the occurrence of an event of default), payable monthly in arrears beginning on February 29, 2016. The principal and all accrued and unpaid interest on the Fox Note is due on the earlier of (a) July 31, 2016 (as may be extended by Vertex OH as discussed below, the “Maturity Date”), or (b) upon acceleration of the Fox Note during the existence of an event of default as discussed therein. Provided that no event of default is then existing on the Fox Note or under any other loan document associated therewith, and certain other requirements as described in the Fox Note are met, Vertex OH has the right to three (3) extension options (each, an “Extension Option”) pursuant to which Vertex OH may extend the Maturity Date for six (6) months each. The first extension will extend the Maturity Date of the Fox Note until January 31, 2017, the second extension will extend the Maturity Date of the Fox Note until July 31, 2017, and the third extension will extend the Maturity Date of the Fox Note until January 29, 2018. Upon exercising an Extension Option, Vertex OH is required to pay Fox Encore an extension fee equal to 3% of the then outstanding principal amount of the Fox Note, which amount is separate from, and is not applied toward, the outstanding indebtedness owed under the Fox Note; provided, however, that if Vertex OH elects to exercise the Extension Option to extend the Maturity Date to January 31, 2017, the 3% fee for such extension is not to be paid in cash but is instead added to the outstanding principal balance of the Fox Note. The Fox Note may be prepaid in whole or in part at any time without penalty, provided that if repaid in full by July 31, 2016, the amount to be repaid is decreased by $150,000. The Fox Note is secured by the Mortgage described below. The Fox Note includes certain standard and customary financial reporting requirements, notice requirements, indemnification requirements, covenants and events of default. The Fox Note also includes a provision allowing the Lender (or any other lender party to the Restated Credit Agreement each as described below under “Amended and Restated Credit and Guaranty Agreement”) to purchase the Fox Note upon the occurrence of an event of default under the Restated Credit Agreement.

Open-End Mortgage, Security Agreement, Fixture Filing and Assignment of Leases and Rents

On January 29, 2016, Vertex OH, entered into an Open-Open-End Mortgage, Security Agreement, Fixture Filing and Assignment of Leases and Rents agreement (the “Mortgage”) with Fox Encore in order to secure the amount owed under the Fox Note discussed above. Pursuant to the Mortgage, Vertex OH granted Fox Encore a security interest in the Columbus, Ohio refinery owned by Vertex OH.

Amended and Restated Credit and Guaranty Agreement

On January 29, 2016, we, Vertex Operating, certain of our other subsidiaries, Goldman Sachs Specialty Lending Holdings, Inc., as lender (“Lender”) and Goldman Sachs Bank USA, a New York State-Chartered Bank, as Administrative Agent, Lead Arranger and Collateral Agent (“Agent”) entered into an Amended and Restated Credit and Guaranty Agreement (the “Restated Credit Agreement”), which amended and restated that certain $40 million Credit and Guaranty Agreement entered into between the parties on May 2, 2014 (as amended and modified to date, the “Credit Agreement”). The Restated Credit Agreement changed the Credit Agreement to an $8.9 million multi-draw term loan credit facility (of which approximately $6.4 million was outstanding and $2.5 million was available to be drawn pursuant to the terms of the Restated Credit Agreement on substantially similar terms as the currently outstanding amounts owed to the Lender); modified the Credit Agreement to adjust certain EBITDA calculations in connection with the purchase of Bango Oil and the sale of the Bango Plant as described above; provide for approval for us to exercise the Purchase Option, enter into and effect the transactions contemplated by the Membership Interest Purchase Agreement, Subscription Agreement, and the Sale Agreement, and allow for the issuance of the Fox Note and the Mortgage; confirmed that we are required to make payments of $800,000 per quarter from June 30, 2016 through maturity (May 2, 2019); provided us a moratorium on the prepayment of amounts owed under the Restated Credit Agreement as a result of various financial ratios we are required to meet through December 31, 2016; provided for us to retain any business interruption insurance proceeds received in connection with the Bango Plant; provided for us to pay $16 million received at closing from the sale of the Bango Assets, all amounts released from escrow and any other cash proceeds in excess of $500,000 received from the Sale Agreement after closing to the Lender as prepayment of amounts due under the Restated Credit Agreement; allowed us the right to make certain permitted acquisitions moving forward, without further consent of the Lender, provided that among other requirements, such acquisitions are in the same business or line of business as the Company, that such acquired businesses have generated consolidated adjusted EBITDA for the four fiscal quarters preceding such acquisition in excess of capital expenditures for such period (taking into account adjustments acceptable to the Agent for synergies expected to be achieved within the 90 days following the closing of such acquisition), and that the funding for such acquisition comes from certain limited sources set forth in greater detail in the Restated Credit Agreement; adjusted certain fixed charge coverage ratios and leverage ratios we are required to meet on a quarterly basis from September 30, 2016 to maturity; required us to maintain at least $2 million of liquidity at all times; provided that events of default under the Credit Agreement include events of default under the Fox Note; and made various other updates and changes to take into account transactions which had occurred through the date of such agreement, and to remove expired and non-material terms of the prior Credit Agreement.

******

The foregoing descriptions of the Sale Agreement; Swap Agreement; Base Oil Agreement; Membership Interest Purchase Agreement; Subscription Agreement; Series C Preferred Stock; Fox Note; Mortgage and Restated Credit Agreement, do not purport to be complete and are qualified in their entirety by reference to the Sale Agreement; Swap Agreement; Base Oil Agreement; Membership Interest Purchase Agreement; Subscription Agreement; Designation of the Series C Preferred Stock of the Company; Fox Note; Mortgage and Restated Credit Agreement, copies of which are filed herewith as Exhibits 2.1, 10.1, 10.2, 2.2, 10.3, 3.1, 10.4, 10.5 and 10.6, and incorporated in this “Item 1.01. Entry Into a Material Definitive Agreement”, by reference.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

The description of the acquisition of Bango Oil pursuant to the Membership Interest Purchase Agreement and the sale of the Bango Assets pursuant to the Sale Agreement, each as described in greater detail above under “Item 1.01” – “Purchase and Sale Agreement, Churchill County, Nevada Plant” and “Membership Interest Purchase Agreement”, are incorporated in this “Item 2.01” in their entirety, by reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The description of Fox Note described above under “Item 1.01” – “Fox Note” is incorporated in this “Item 2.03” by reference.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

For the period from September 30, 2015 to December 31, 2015, a total of approximately $379,518 of dividends accrued on our outstanding Series B Preferred Stock. We were prohibited from paying such dividends in shares of common stock because the applicable Dividend Stock Payment Price was below $2.91. The “Dividend Stock Payment Price” is calculated by dividing (a) the accrued dividends by (b) 90% of the arithmetic average of the volume weighted average price (VWAP) of the Company’s common stock for the 10 trading days immediately prior to the applicable date of determination. In the event the applicable Dividend Stock Payment Price is below $2.91 we are required to pay such dividend in cash or in-kind in additional shares of Series B Preferred Stock. Pursuant to the terms of our Credit Agreement with our senior lender, we are prohibited from paying the dividend in cash and therefore we paid the accrued dividends in-kind by way of the issuance of 122,425 restricted shares of Series B Preferred Stock pro rata to each of the then holders of our Series B Preferred Stock in January 2016. If converted in full, the 122,425 shares of restricted Series B Preferred Stock would convert into 122,425 shares of our common stock. As the issuance of the Series B Preferred Stock in-kind in satisfaction of the dividends did not involve a “sale” of securities under Section 2(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”), we believe that no registration of such securities, or exemption from registration for such securities, was required under the Securities Act. Notwithstanding the above, to the extent such shares are deemed “sold or offered”, we claim an exemption from registration pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act, since the transaction did not involve a public offering, the recipients were “accredited investors”, and acquired the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities are subject to transfer restrictions, and the certificates evidencing the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom and are further subject to the terms of the escrow agreement. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Effective on or around January 21, 2016, we paid the January 2016 rent due pursuant to the terms of the Bango Lease in shares of our common stock, pursuant to the terms of such lease, which allows us to pay 110% of the rent which would otherwise be due in cash (i.e., $268,400 of share based rent compared to $244,000 of cash based rent), as calculated using the volume weighted average price (“VWAP”) of our common stock for the 10-day period preceding the first day of each month, which VWAP for the month of January 2016 was $1.10 per share. As such, we agreed to issue the then owner of Bango Oil, Fox Encore, an aggregate of 244,000 shares of our restricted common stock in lieu of cash rent due pursuant to the Bango Lease for the month of January 2016. We claim an exemption from registration for the issuance and sale of such shares pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act, since the foregoing issuance did not involve a public offering, the recipient was an “accredited investor”, and acquired the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities were offered without any general solicitation by us or our representatives. No underwriters or agents were involved in the foregoing issuance and we paid no underwriting discounts or commissions. The securities are subject to transfer restrictions, and the certificates evidencing the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

As described above under “Item 1” – “Purchase and Sale Agreement, Churchill County, Nevada Plant”, in connection with the closing of the Sale Agreement, we placed $1.5 million in cash and $1 million worth of our common stock (1,101,928 shares) into escrow with 50% of the shares to be released 12 months following the closing and the remainder of the shares held in escrow to be released 18 months after the closing, in order to satisfy any indemnification claims made by Safety-Kleen pursuant to the terms of the Sale Agreement. On June 30 and December 31 of each year that any of our shares of common stock are in escrow, in the event the value of the shares held in escrow is less than $1 million, based on the then market price of our common stock, we are required to increase the number of shares of common stock held in escrow to total $1 million in aggregate value. To the extent such shares are deemed “sold or offered”, we claim an exemption from registration pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act, since the transaction did not involve a public offering, the recipient was an “accredited investor”, and will acquire the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities are subject to transfer restrictions, and the certificates evidencing the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom and are further subject to the terms of the escrow agreement. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

As described above under “Item 1” – “Subscription Agreement” – “Series C Preferred Stock”, we sold 44,000 shares of Series C Preferred Stock to Fox Encore in consideration for $4 million, which convert into common stock on a 100-for-1 basis, and which if fully converted would convert into 4,400,000 shares of common stock. We claim an exemption from registration for the issuance and sale of such shares pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act, since the foregoing issuance did not involve a public offering, the recipient was an “accredited investor”, and acquired the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities were offered without any general solicitation by us or our representatives. No underwriters or agents were involved in the foregoing issuance and we paid no underwriting discounts or commissions. The securities are subject to transfer restrictions, and the certificates evidencing the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

The description of Series C Preferred Stock and the certificate of designation filed with the Secretary of State of Nevada in connection therewith as described above under “Item 1.01” – “Subscription Agreement” – “Series C Preferred Stock”, is incorporated in this “Item 3.03” in its entirety, by reference.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

The description of Series C Preferred Stock and the certificate of designation filed with the Secretary of State of Nevada in connection therewith described above under “Item 1.01” – “Subscription Agreement” – “Series C Preferred Stock”, is incorporated in this “Item 5.03” in its entirety, by reference. The designation of the Series C Preferred Stock was filed with and became effective with the Secretary of State of Nevada on January 28, 2016, after previously being approved by the unanimous consent of the Board of Directors of the Company.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

2.1*+	Asset Purchase Agreement by and among Vertex Energy, Inc., Vertex Energy Operating, LLC, Bango Oil, LLC and Safety-Kleen Systems, Inc. (January 28, 2016)
2.2*+	Membership Interest Purchase Agreement (January 29, 2016), by and among Vertex Refining NV, LLC, as buyer and Fox Encore 05 LLC, as seller
3.1*	Certificate of Designation of Vertex Energy, Inc. Establishing the Designation, Preferences, Limitations and Relative Rights of its Series C Convertible Preferred Stock (filed with the Nevada Secretary of State on January 28, 2016)
10.1*#	Swap Agreement dated January 29, 2016, by Vertex Energy Operating, LLC and Safety-Kleen Systems, Inc.
10.2*#	Base Oil Sales Agreement dated January 29, 2016, by Vertex Energy Operating, LLC and Safety-Kleen Systems, Inc.
10.3*	Subscription Agreement for Series C Convertible Preferred Stock executed by Fox Encore 05 LLC (January 29, 2016)
10.4*	Promissory Note in the amount of $5.15 million dated January 29, 2016, by Vertex Refining OH, LLC, as borrower and Fox Encore 05 LLC as lender
10.5*	Open-End Mortgage, Security Agreement, Fixture Filing and Assignment of Leases and Rents by Vertex Refining OH, LLC in favor of Fox Encore 05 LLC (January 29, 2016)
10.6*	Amended and Restated Credit and Guaranty Agreement, dated January 29, 2016, by and among Vertex Energy Operating, LLC, Vertex Energy, Inc., and certain other subsidiaries of Vertex Energy, Inc., as guarantors, various lenders, and Goldman Sachs Bank USA, as Administrative Agent, Collateral Agent, and Lead Arranger
99.1**	Press Release dated February 3, 2016

* Filed herewith.

** Furnished herewith.

+ Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that Vertex Energy, Inc. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

# Certain portions of this document as filed herewith (which portions have been replaced by “***’s”) have been omitted in connection with a request for Confidential Treatment which has been submitted to the Commission in connection with this filing. This entire exhibit including the omitted confidential information has been filed separately with the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

VERTEX ENERGY, INC.

Date: February 3, 2016	By:	/s/ Chris Carlson
Chris Carlson Chief Financial Officer

Exhibit No.	Description

2.1*+	Asset Purchase Agreement by and among Vertex Energy, Inc., Vertex Energy Operating, LLC, Bango Oil, LLC and Safety-Kleen Systems, Inc. (January 28, 2016)
2.2*+	Membership Interest Purchase Agreement (January 29, 2016), by and among Vertex Refining NV, LLC, as buyer and Fox Encore 05 LLC, as seller
3.1*	Certificate of Designation of Vertex Energy, Inc. Establishing the Designation, Preferences, Limitations and Relative Rights of its Series C Convertible Preferred Stock (filed with the Nevada Secretary of State on January 28, 2016)
10.1*#	Swap Agreement dated January 29, 2016, by Vertex Energy Operating, LLC and Safety-Kleen Systems, Inc.
10.2*#	Base Oil Sales Agreement dated January 29, 2016, by Vertex Energy Operating, LLC and Safety-Kleen Systems, Inc.
10.3*	Subscription Agreement for Series C Convertible Preferred Stock executed by Fox Encore 05 LLC (January 29, 2016)
10.4*	Promissory Note in the amount of $5.15 million dated January 29, 2016, by Vertex Refining OH, LLC, as borrower and Fox Encore 05 LLC as lender
10.5*	Open-End Mortgage, Security Agreement, Fixture Filing and Assignment of Leases and Rents by Vertex Refining OH, LLC in favor of Fox Encore 05 LLC (January 29, 2016)
10.6*	Amended and Restated Credit and Guaranty Agreement, dated January 29, 2016, by and among Vertex Energy Operating, LLC, Vertex Energy, Inc., and certain other subsidiaries of Vertex Energy, Inc., as guarantors, various lenders, and Goldman Sachs Bank USA, as Administrative Agent, Collateral Agent, and Lead Arranger
99.1**	Press Release dated February 3, 2016

* Filed herewith.

** Furnished herewith.

+ Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that Vertex Energy, Inc. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

# Certain portions of this document as filed herewith (which portions have been replaced by “***’s”) have been omitted in connection with a request for Confidential Treatment which has been submitted to the Commission in connection with this filing. This entire exhibit including the omitted confidential information has been filed separately with the Commission.